UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 27, 2015, Groupon Trailblazer, Inc. ("Trailblazer"), a wholly owned subsidiary of Groupon, Inc. (the "Company"), completed its previously reported sale of a controlling stake in Ticket Monster, Inc. ("Ticket Monster") to Monster Partners LP ("Investor"), a limited partnership which is jointly owned by affiliates of Kohlberg, Kravis Roberts & Co. L.P. and Anchor Equity Partners (Asia) Limited.
At closing, pursuant to the Investment Agreement, dated as of April 19, 2015 (the "Investment Agreement"), among Trailblazer, Investor and Monster Holdings LP ("Newco"), a newly-formed limited partnership, (a) Investor contributed $350.0 million to Newco in exchange for 70,000,000 Class A units of Newco, (b) Trailblazer contributed all of the issued and outstanding share capital of LivingSocial Korea Inc. ("LS Korea"), the holding company of Ticket Monster, to Newco in exchange for (i) 64,000,000 Class B units of Newco and (ii) $285.0 million in cash consideration, and (c) 20,321,839 Class C units of Newco were authorized for issuance to management of Newco, which will be subject to time-based vesting conditions and, for a portion of those Class C Units, performance-based vesting conditions. Investor and/or Mr. Daniel Shin, the current chief executive officer and founder of Ticket Monster (pursuant to the right assigned to Mr. Shin by Investor under the Investment Agreement), will contribute an additional $10.0 million of cash consideration to Newco within six months of the closing date in exchange for 2,000,000 Class A units of Newco.
As previously announced, the Company's Board of Directors approved a new $300.0 million share repurchase program, which became effective upon closing of the transaction described above and will expire in August 2017. The timing and amount of any share repurchases will be determined based on market conditions, share price and other factors.
The Investment Agreement was previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the Securities Exchange Commission on April 20, 2015.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2015 and the unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2014 and the related notes thereto, presented to give effect to the disposition of Ticket Monster, are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

99.1
Unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2015 and unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2014 and the related notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: May 28, 2015	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1
Unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2015 and unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2014 and the related notes thereto.